Exhibit 5a1


                     [Letterhead of Chadbourne & Parke LLP]
                              30 Rockefeller Plaza
                            New York, New York 10112
                           Telephone: (212) 408-5100
                           Facsimile: (212) 541-5369


                                                                  April 30, 2002




Fortune Brands, Inc.
300 Tower Parkway
Lincolnshire, Illinois 60069

Ladies and Gentlemen:

                  We have acted as counsel for Fortune Brands, Inc. (the "Company") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of 200,000 shares of the Company's Common Stock, par value $3.125 per share (the "Shares"), issuable or transferable upon exercise of stock options under the Fortune Brands, Inc. 2002 Non-Employee Director Stock Option Plan (the "Plan").

                  As counsel for the Company, we are familiar with the Restated Certificate of Incorporation of the Company and the By-laws of the Company, each as amended to the date hereof, and we have reviewed (i) the Registration Statement on Form S-8 to be filed by the Company under the Act with respect to the Shares to be issued from time to time in connection with the Plan (the "Registration Statement") and (ii) the Company's corporate proceedings in connection with the authorization of the Shares to be issued in connection with the Plan. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

                  We express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and any reported judicial decisions interpreting these laws, and the Federal laws of the United States. We hereby consent to the reference to us and our opinion in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement.

                  Based upon the foregoing and having regard for legal considerations which we deem relevant, we are of the opinion that when the Registration Statement with respect to the Shares issuable or transferable upon exercise of stock options under the Plan has become


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Fortune Brands, Inc.                  -2-                        April 30, 2002


effective under the Act, any and all of such shares of Common Stock, when issued or transferred in accordance with the provisions of the Plan, will be legally and validly issued, fully paid and nonassessable.


                                                          Very truly yours,




                                                          CHADBOURNE & PARKE LLP